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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[  ] Preliminary Proxy Statement            [  ]  Confidential, For Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(c)(2))
[X]  Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                 QC OPTICS, INC.
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                (Name of Registrant as Specified in Its Charter)

                                    XXXXXXXX
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3)   Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as  provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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                                 QC OPTICS, INC.
                             154 MIDDLESEX TURNPIKE
                         BURLINGTON, MASSACHUSETTS 01803



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of QC OPTICS, INC. (the "Company"), a Delaware corporation, will be held on Tuesday, June 10, 1997, at 10:00 a.m. at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts 01730 for the following purposes:

         1. To elect one (1) member of the Board of Directors for a three year term;

         2. To ratify and confirm the selection of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending December 31, 1997; and

         3. To consider and act upon any matters incidental to the foregoing and any other matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on April 22, 1997, as the record date for the determination of stockholders entitled to notice of and vote at the Annual Meeting and any adjournment or adjournments thereof.

         We hope that all stockholders will be able to attend the Annual Meeting in person. In order to assure that a quorum is present at the Annual Meeting, please date, sign and promptly return the enclosed proxy whether or not you expect to attend the Annual Meeting. A postage-prepaid envelope, addressed to American Securities Transfer & Trust, Inc., the Company's transfer agent and registrar, has been enclosed for your convenience. If you attend the Annual Meeting, your proxy will, at your request, be returned to you and you may vote your shares in person.

                                              By Order of the Board of Directors



                                              K. Andrew Bernal
                                              Secretary

Burlington, Massachusetts
April 29, 1997





                                 QC OPTICS, INC.
                             154 MIDDLESEX TURNPIKE
                         BURLINGTON, MASSACHUSETTS 01803



                                 PROXY STATEMENT


                                 April 29, 1997


         The enclosed proxy is solicited by the Board of Directors of QC Optics, Inc. (the "Company"), a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Tuesday, June 10, 1997 at 10:00 a.m. at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts, 01730 and at any adjournment or adjournments thereof.

         Stockholders of record at the close of business on April 22,1997 will be entitled to vote at the Annual Meeting or any adjournment thereof. On that date, 3,242,500 shares of Common Stock, $.01 par value per share, of the Company (the "Common Stock") were issued and outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to Stockholders at the Annual Meeting. There are no other voting securities of the Company.

         The presence of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting, either in person or represented by a properly executed proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

         The election of directors will be determined by a plurality of the votes cast. The other proposals to be voted upon by the stockholders of the Company require the vote of a majority of the Common Stock present at the Annual Meeting for passage. Votes withheld from any nominee, abstentions and broker non-votes (which result when a broker holding shares for a beneficial holder has not received timely voting instructions on certain matters from such beneficial holder and the broker does not have discretionary voting power on such matters) are counted as present or represented for purposes of determining the presence or absence of a quorum at the Annual Meeting. Abstentions are counted in tabulation of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

         THE DIRECTORS, NOMINATED DIRECTOR AND OFFICERS OF THE COMPANY AS A GROUP OWN OR MAY BE DEEMED TO CONTROL APPROXIMATELY 41.6% OF THE OUTSTANDING SHARES OF COMMON STOCK. EACH OF THE DIRECTORS, NOMINATED DIRECTOR AND OFFICERS, HAS INDICATED HIS INTENT TO VOTE ALL SHARES OF COMMON STOCK OWNED OR CONTROLLED BY HIM IN FAVOR OF EACH ITEM SET FORTH HEREIN.

         Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. The proxy may be revoked at any time before it is exercised by written notice to the Secretary prior to the Annual Meeting, by giving to the Secretary a duly executed proxy bearing a later date than the proxy being revoked at any time before such proxy is voted, or by appearing at the Annual Meeting and voting in person. The shares represented by all properly executed proxies received in time for the Annual Meeting will be voted as specified therein. In the absence of other instructions set forth on a proxy, shares will be voted in favor of the election of director of the person named in this Proxy Statement and in favor of all other items set forth herein.

         The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may be taken, such shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies. The Board of Directors knows of no matter to be acted upon at the Annual Meeting that would give rise to appraisal rights for dissenting stockholders.

         An annual report containing audited financial statements for the fiscal years ended December 31, 1996 ("Fiscal 1996") and December 31, 1995 ("Fiscal 1995") is being mailed herewith to all stockholders entitled to vote at the Annual Meeting. This Proxy Statement and the accompanying proxy were first mailed to stockholders on or about April 29, 1997.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         The Company's Certificate of Incorporation and Bylaws, as amended, provide that the members of the Board of Directors (the "Board") shall be classified as nearly as possible into three classes, each with as nearly as possible one-third of the members of the Board. A classified board is designed to assure continuity and stability in the Board's leadership and policies. Eric
T. Chase is classified as a Class I director and shall serve until the 1999 Annual Meeting; John M. Tarrh is classified as a Class II director and shall serve until the 1998 Annual Meeting; and Charles H. Fine is classified as a Class III director and is being nominated at this Annual Meeting to serve as a Director until the 2000 Annual Meeting. Effective March 6, 1997, Yutaka Goto, a Class III director, resigned from the Board. On March 7, 1997, the Board of
Directors voted to set the number of directors at three (3) and to reclassify the directorship of Charles H. Fine from Class II to Class III.

         The successors to the class of directors whose terms expire at an Annual Meeting would be elected for a term of office to expire at the third succeeding Annual Meeting after their election and until their successors have been duly elected by the stockholders. Directors chosen to fill vacancies on a classified board shall hold office until the next election of the class for which directors shall have been chosen, and until their successors are duly elected by the stockholders. Officers are elected by, and serve at the discretion of, the Board of Directors. No director, executive officer, or significant employee is related by blood, marriage or adoption to any other director, executive officer, or significant employee.

         Shares represented by all proxies received by the Board of Directors and not so marked so as to withhold authority to vote for the individual director will be voted (unless such nominee is unable or unwilling to serve) FOR the election of the nominee named herein. The Board of Directors knows of no reason why such nominee should be unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or for fixing the number of directors at a lesser number.

         The following table sets forth the year the nominee Director and the other Directors of the Company were first elected as a Director and the ages, positions and offices currently held by each Director:

                         Year Nominee
                         First Became
Name                         Age          Director      Position
----                         ---          --------      --------

Eric T. Chase             38                1990        Chief Executive Officer,
                                                        President, Chairman of
                                                        the Board and Founder

Charles H. Fine*          40                1996        Director

John M. Tarrh             49                1996        Director

_______________

*Nominee for election at this Annual Meeting.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) ("Section 16(a)") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's Common Stock, to file initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC") and any national securities exchange on which the Company's securities are registered. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent (10%) beneficial owners during Fiscal 1996 were complied with, with the exception of the following: All of the Company's executive officers, directors and greater than ten percent (10%) beneficial owners during Fiscal 1996 each had one late Form 3 filing.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors met twice during Fiscal 1996. All of the Company's Directors attended all of the Annual Meetings of the Board of Directors in Fiscal 1996 during the period for which they were Directors. No Director or executive officer is related by blood, marriage or adoption to any other Director or executive officer.

         The Board of Directors established both an Audit Committee and Compensation Committee on June 18, 1996. Messrs. Fine and Tarrh serve as members of the Audit Committee. The Audit Committee is concerned primarily with recommending the selection of and reviewing the effectiveness of the Company's independent auditors as well as reviewing the effectiveness of the Company's accounting policies and practices, financial reporting and internal controls. The Audit Committee reviews any transactions which involve a potential conflict of interest and the scope of independent audit coverages, the fees charged by the independent auditors, and internal control systems. The Audit Committee did not meet formally in Fiscal 1996.

         Messrs. Fine and Tarrh also serve as members of the Compensation Committee. The Compensation Committee is responsible for setting and administering the policies which govern annual compensation for the Company's executives. The Compensation Committee negotiates and proposes to the Board of Directors compensation arrangements for officers, other key employees, certain consultants and directors of the Company. Following review and approval by the Compensation Committee of the compensation policies, all issues pertaining to executive compensation are submitted to the Board of Directors for approval. The Compensation Committee did not meet formally in Fiscal 1996.

         The Company does not have a standing nominating committee or a committee performing similar functions.

BACKGROUND

         The following is a brief summary of the background of the nominee director, the existing directors and executive officers of the Company:

         ERIC T. CHASE, CHIEF EXECUTIVE OFFICER, PRESIDENT, CHAIRMAN OF THE BOARD, AND FOUNDER. Mr. Chase co-founded the Company in July 1986 and served as its Vice President of Sales and Marketing until May 1990 when he was elected President of the Company. In June 1996, Mr. Chase was also elected the Chief
Executive Officer and Chairman of the Board. He was formerly with GCA Corporation, semiconductor equipment manufacturer, in the position of Staff Scientist and Technical Marketing Specialist. Mr. Chase holds seven patents and has authored a variety of articles related to inspection equipment. Mr. Chase graduated from the University of California, Irvine with Bachelor degrees in both Physics and Economics.

         JOHN R. FREEMAN, VICE PRESIDENT OF FINANCE, AND TREASURER. Mr. Freeman was elected as the Company's Vice President of Finance and Treasurer in June 1996. Over the past 20 years, he has been involved with several companies in various roles, including chief financial officer and controller. In 1984, Mr. Freeman founded Freeman & Associates, a consulting firm which provided chief financial officer/controller services to small businesses and, through his firm, he served as the Company's part-time controller as a consultant from January 1987 until he joined the Company as an employee in May 1996. Mr. Freeman has a Bachelor of Arts degree in accounting from Duke University.

         K. ANDREW BERNAL, VICE PRESIDENT OF SALES AND MARKETING, AND SECRETARY. In June 1993, Mr. Bernal joined the Company as a Sales Manager and advanced to Director of Marketing and Sales in January 1994. In October 1994, he became the Company's Vice President of Sales and Marketing and is responsible for management of the sales, marketing and field services departments. In May 1991 he joined Rippey Corporation, also a manufacturer of semiconductor processing equipment, as a Product Manager where he managed the sales of equipment. Mr. Bernal founded Tritec Industries, a manufacturer of semiconductor processing equipment, in August 1981 and held the position of Vice President of Sales and Marketing. Mr. Bernal holds a Bachelor of Technology degree in Chemical Engineering from the University of Dayton.

         ABDU BOUDOUR, VICE PRESIDENT OF ENGINEERING. Mr. Boudour has held various positions at the Company, including Senior Physicist in the Engineering Department from April 1987 to February 1994, where he was responsible for design and development of the Company's equipment, and Far East Marketing Manager for which he was based in Japan from February 1994 to April 1995. In July 1995, Mr. Boudour advanced to Director of Engineering and in June 1996, he was elected Vice President of Engineering. Prior to joining the Company in April 1987, Mr. Boudour was with PTR Optics, an optical component manufacturer. He earned his Bachelor of Science degree from the University of Oran, Algeria and has a Master of Science degree in Physics from Northeastern University.

         JAY L. ORMSBY, VICE PRESIDENT OF TECHNOLOGY AND FOUNDER. Mr. Ormsby co-founded the Company in July 1986 with Mr. Chase and served as the Company's Vice President of Engineering until June 1996. In June 1996, he was elected as the Company's Vice President of Technology. Mr. Ormsby has over 30 years experience in design, development and marketing of high technology systems. Mr. Ormsby was formerly with GCA Corporation, a company that was a semiconductor equipment manufacturer, in the position of Chief Engineer, Technology Division. Mr. Ormsby has a Bachelor of Science degree in Mechanical Engineering from The Cooper Union for the Advancement of Science and Art and a Master of Science degree in Engineering from Northeastern University.

         ALBERT E. TOBEY, VICE PRESIDENT OF OPERATIONS. Since joining the Company in June 1988, Mr. Tobey has served as its Vice President of Operations with responsibility for manufacturing operations. Mr. Tobey has over 30 years experience in engineering as a system designer and in various management positions both in engineering and manufacturing. Mr. Tobey served as the Principal Engineer - RTOS Program at AVCO Systems ("AVCO"), a defense contractor, and worked for over 19 years with AVCO, advancing from an electronics technician to a senior systems engineer. His primary positions at AVCO were in telemetry and instrumentation systems. Mr. Tobey received his
Bachelor  of  Science  degree  in  Electrical   Engineering  from   Northeastern
University.

         CHARLES H. FINE, NOMINEE DIRECTOR. Mr. Fine has served as a director of the Company since June 1996. Since January 1983, Mr. Fine has served on the faculty of the Sloan School of Management at Massachusetts Institute of Technology ("MIT"). Mr. Fine has expertise in manufacturing and technology management and his research has focused on the automotive, semiconductor, and capital equipment industries. Mr. Fine received his Bachelor of Arts degree from Duke University and earned both his Master of Science and Ph.D. degrees from Stanford University.

         JOHN M. TARRH, DIRECTOR. Mr. Tarrh has served as a director of the Company since May 1996. Since January 1987, Mr. Tarrh has been the Senior Vice President, Chief Financial Officer and a director of Applied Science and Technology, Inc. ("ASTeX"), a publicly held corporation he co-founded that manufactures systems and controls for advanced materials such as semiconductors and diamond. Prior to January, 1987, Mr. Tarrh was the Manager of the Mirror Confinement Division of MIT's Plasma Fusion Center where he was responsible for financial management, project management and administration. Mr. Tarrh earned his Master of Science degree in Electrical Engineering from MIT.

                              CERTAIN TRANSACTIONS

         In July 1996, the Company entered into employment agreements with Messrs. Chase, Freeman, Bernal, Boudour, Ormsby and Tobey. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

         In October 1995, the Company, Kobe Steel USA Holdings, Inc. ("Kobe Steel"), a controlling stockholder of the Company, and certain management employees of the Company pursuant to the QC Optics Voting Trust (the "Voting Trust") entered into a Stock Repurchase and Loan Repayment Agreement (the "Agreement"). Pursuant to the terms of the Agreement, as amended on March 29, 1996, the Company purchased an aggregate of 1,337,313 shares (the "Kobe Shares") of its voting and non-voting Common Stock from Kobe Steel or approximately 62.5% of all of the Company's Common Stock then owned by Kobe Steel for a purchase price of $5,000,000. Of the $5,000,000 purchase price, $3,250,000 was financed by State Street Bank and Trust Company pursuant to the terms of a $4,000,000 revolving line of credit (the "Line of Credit") evidenced by a promissory note secured by all of the assets of the Company (the "Bank Note"), $1,000,000 was provided from available cash of the Company and $750,000 was financed pursuant to a promissory note from the

Company to Kobe Steel, which was also secured by all of the assets of the Company (the "Kobe Note"). The Kobe Note was subordinated to the Bank Note. In connection with this transaction, a corporation formed in February 1995 by Messrs. Chase, Bernal, Ormsby, Freeman, Tobey and Boudour (collectively, the "Stockholders") to acquire an equity interest in the Company was merged into the Company. As a result of this merger, the Stockholders exchanged their shares in such corporation for an aggregate of 1,337,313 shares of the Company's Common Stock. The consideration for the merger was the unlimited personal guarantees provided to the Bank by Messrs. Chase and Bernal and the limited guarantees provided by Messrs. Ormsby, Freeman, Tobey and Boudour to secure the Bank Note. In addition, all of the shares issued to these individuals were pledged as collateral to secure both the Line of Credit and the Kobe Note. The Company recorded a non-recurring, non-cash charge of $1,701,000 during Fiscal 1996 as a result of this merger.

         The Line of Credit and Bank Note mature on June 30, 1998 and the interest rate per annum is the bank's prime rate plus 1%. On October 24, 1996, the interest rate was decreased to the bank's prime rate plus 1/2%. The Line of Credit has a fee on the daily unused portion of the facility at the rate of 1/4% per annum. The aggregate amount outstanding under the Line of Credit shall not exceed the sum of 80% of qualifying receivables and 10% (not to exceed $350,000) of qualifying inventory. The Bank Note was secured by unlimited personal guarantees from Messrs. Chase and Bernal and each of the several stockholders of the Voting Trust pledged their QCO Shares held in the Voting Trust to the bank as collateral. These guarantees and the pledges were released by the bank on October 29, 1996. The Kobe Note was satisfied in full on October 29, 1996.

         Of the remaining 802,387 shares held by Kobe Steel, the Voting Trust held an option (the "Option") to purchase up to 588,418 shares at a price of $3.74 per share. The Option expired in October 1996.

         On October 27, 1995, the Company and Messrs. Chase, Bernal, Ormsby, Freeman, Tobey and Boudour entered into a voting trust agreement known as the "QC Optics Voting Trust, u/d/t dated as of October 27, 1995" (the "Voting Trust"). Mr. Chase is the trustee of the Voting Trust. The Voting Trust holds all voting rights to all Company shares held by each beneficiary and continues in force for a period of 21 years from October 27, 1995, unless terminated earlier as a result of a merger, dissolution, sale of all or substantially all of the Company's assets or liquidation, or agreement of the parties.

         Kobe Steel USA International, Inc. has provided loans to the Company since July 1991 by means of a revolving credit arrangement. At March 29, 1996, the principal amount due totaled $4,250,000. This amount plus accrued interest of approximately $6,000 was paid in full by the Company on March 29, 1996 in connection with the closing of the Agreement utilizing amounts received from Kobe Steel as a capital infusion in the same amount and on the same date.

         Until December 1994, Kobe Steel and the Company were parties to a distributor agreement. In connection with this distributor agreement, sales of approximately $2.2 million were generated for the year ended December 31, 1994 and approximately $611,000 was generated for the year ended December 31, 1995. Subsequent to December 1995, Kobe Steel has not been a distributor of the Company.

         Any future transactions between the Company and its officers, directors, principal stockholders or other affiliates will be on terms no less favorable than could be obtained from independent third parties and will be subject to approval by a majority of the independent and disinterested directors.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth, as of April 22, 1997, the ownership of the Company's Common Stock by (i) each person who is known by the Company to own of record or beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors and (iii) all directors and officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.


Name and Address of                         Number of Shares of Common     Percentage
Beneficial Owner(1)                          Stock Beneficially Owned      of Class(2)
-------------------                          ------------------------      -----------

QC Optics Voting Trust (3)................             1,347,613              41.6%

Kobe Steel USA Holdings, Inc..............               802,387              24.8%

Eric T. Chase (3) (4).....................             1,349,477              41.6%

K. Andrew Bernal (3) (5)..................               315,702               9.7%

Jay L. Ormsby (3) (6).....................               163,979               5.1%

Charles H. Fine (7).......................                 4,688                  *

John M. Tarrh (7).........................                 4,688                  *

All Directors and Officers as a group
     (8 people)(3)(4)(5)(6)(7)(8)(9)......             1,364,881              41.9%


________________

*        Less than 1%

(1) The address for all of these individuals is c/o QC Optics, Inc., 154 Middlesex Turnpike, Burlington, Massachusetts 01803.

(2) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(3) Eric T. Chase is the sole voting trustee of the QC Optics Voting Trust (the "Voting Trust"). The stockholders participating in the Voting Trust and the number of their shares subject to the Voting Trust are as follows: Eric T. Chase - 634,517 shares; K. Andrew Bernal - 314,754 shares; Jay L. Ormsby - 162,599 shares; John R. Freeman - 78,581; Albert E. Tobey - 78,581 shares; Abdu Boudour - 78,581 shares.

(4) Includes 1,347,613 shares subject to the Voting Trust for which Mr. Chase is the sole voting trust and includes 100 shares of Common Stock owned by Mr. Chase. Also includes 1,764 shares of Common Stock issuable upon the exercise of an option to purchase 5,292 shares of the Company's Common Stock at an exercise price of $5.10. The option expires on June 19, 2006 and vests in three equal installments over a three year period commencing June 20, 1997.

(5) Includes 948 shares of Common Stock issuable upon the exercise of an option to purchase 2,844 shares of the Company's Common Stock at an exercise price of $5.10. The option expires on June 19, 2006 and vests in three equal installments over a three year period commencing June 20, 1997.

(6) Includes 1,380 shares of Common Stock issuable upon the exercise of an option to purchase 4,140 shares of the Company's Common Stock at an exercise price of $5.10. The option expires on June 19, 2006 and vests in three equal installments over a three year period commencing June 20, 1997.

(7) Includes 4,688 shares of Common Stock issuable upon the exercise of an option to purchase 15,000 shares of the Company's Common Stock at an exercise price of $5.10. This figure includes 938 shares of Common Stock underlying the option that vests on July 1, 1997. The option expires on June 17, 2006 and vests in 16 equal installments over a period of four years commencing July 1, 1996.

(8) Includes the shares subject to the Voting Trust and owned by the officers as set forth in footnote 3.

(9) Includes (i) 1,080 shares of Common Stock issuable upon the exercise of an option owned by Mr. Boudour to purchase 3,240 shares of the Company's Common Stock; (ii) 100 shares of Common Stock owned by John
         R. Freeman; (iii) 1,200 shares of Common Stock issuable upon the exercise of an option owned by Mr. Freeman to purchase 3,600 shares of the Company's Common Stock; and (iv) includes 1,320 shares of Common Stock issuable upon the exercise of an option owned by Mr. Tobey to purchase 3,960 shares of the Company's Common Stock. The exercise price for each of these options is $5.10. These options expire on June 19, 2006 and vest in equal installments over a three year period commencing June 20, 1997.

                     COMPENSATION OF OFFICERS AND DIRECTORS

Executive Officers' Compensation

         The following table sets forth information concerning the annual and long-term compensation for services rendered to the Company for the fiscal years ended December 31, 1996, 1995 and 1994 ("Fiscal 1994") of those persons who were at December 31, 1996: (i) the chief executive officer of the Company; and (ii) each other executive officer of the Company whose annual compensation exceeded $100,000.


                           SUMMARY COMPENSATION TABLE


                                                                                                  Long Term
                        Annual Compensation                                                      Compensation
                        -------------------                                                      ------------

                                                                                                    Awards
                                                                                                    ------
               (a)                         (b)        (c)          (d)         (e)                   (f)


                                                                                                  Securities
Name and                                                                   Other Annual           Underlying
Principal Position                        Year     Salary(1)      Bonus    Compensation (2)       Options (#)
------------------                        ----     ---------      -----    ----------------       -----------

Eric T. Chase.............................1996     $140,000        $ - 0 -      $   3,462            5,292
   Chief Executive Officer, President     1995     $134,000        $ - 0 -      $   6,000             - 0 -
   and Chairman of the Board              1994     $127,000        $ - 0 -      $   6,000             - 0 -

Jay L. Ormsby.............................1996     $112,000        $ - 0 -      $  - 0 -             4,140
   Vice President of Technology           1995     $109,000        $ - 0 -      $  - 0 -               - 0 -
                                          1994     $104,000        $ - 0 -      $  - 0 -               - 0 -

Albert E. Tobey...........................1996     $107,000        $ - 0 -      $  - 0 -             3,960
   Vice President of Operations           1995     $ 99,000        $ - 0 -      $  - 0 -               - 0 -
                                          1994     $ 97,000        $ - 0 -      $  - 0 -               - 0 -

K. Andrew Bernal..........................1996     $ 78,000        $ - 0 -      $  65,000            2,844
   Vice President of Sales and            1995     $ 72,000        $ - 0 -      $  22,000              - 0 -
    Marketing, and Secretary              1994     $ 66,000        $ - 0 -      $  22,000              - 0 -


____________

(1) Amounts shown indicate cash compensation earned and received by executive officers. Effective July 1, 1996, the Company increased the salaries of Messrs. Chase, Ormsby, Tobey and Bernal to $147,000, $114,500, $110,300 and $79,000 respectively. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements." Executive officers participate in group health and other benefits generally available to all employees of the Company.

(2) Through July 21, 1996, the Company provided a bi-weekly automobile allowance of $230.75 for Mr. Chase.

STOCK OPTIONS

         The following table sets forth information concerning individual grants of stock options to purchase the Company's Common Stock made to Messrs. Chase, Ormsby, Tobey and Bernal during Fiscal 1996.

                        OPTION GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)


                (a)                        (b)                   (c)                (d)            (e)
                                                             % of Total
                                        Number of              Options
                                       Securities            Granted to
                                       Underlying             Employees           Exercise
                                        Options               in Fiscal            Price        Expiration
Name                                 Granted (#)(1)            Year(2)            ($/Share)        Date
----                                 --------------            -------            ---------        ----

Eric T. Chase.......................      5,292                 4.8%                $5.10        06/19/06

Jay L. Ormsby.......................      4,140                 3.8%                $5.10        06/19/06

Albert E. Tobey.....................      3,960                 3.6%                $5.10        06/19/06

K. Andrew Bernal....................      2,844                 2.6%                $5.10        06/19/06


--------------------

(1) Each of these options to purchase Common Stock was granted on June 19, 2006 and vest in three equal installments over a three year period commencing June 20, 1997.

(2) In Fiscal 1996, options to purchase a total of 109,492 shares of Common Stock were granted to employees of the Company, including executive officers.

         The following table sets forth the value of Mr. Chase's, Mr. Ormsby's Mr. Tobey's and Mr. Bernal's outstanding stock options held as of the end of Fiscal 1996. Messrs. Chase, Ormsby, Tobey and Bernal did not exercise any stock options during Fiscal 1996.

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996
                        AND FISCAL YEAR-END OPTION VALUES


                                          Number of Unexercised
                                            Securities Underlying                      Value of Unexercised
                                              Options at Fiscal                        In-the-Money Options
                                              Year-End (#)(1)                       at Fiscal Year-End($)(2)(3)
                                              ---------------                       ---------------------------

                                        Exercisable      Unexercisable              Exercisable      Unexercisable
                                        -----------      -------------              -----------      -------------

Eric T. Chase. . . . . . . . . . .          1,764            3,528                   -0-               -0-
Jay L. Ormsby. . . . . . . . . . .          1,380            2,760                   -0-               -0-
Albert E. Tobey. . . . . . . . . .          1,320            2,640                   -0-               -0-
K. Andrew Bernal . . . . . . . . .            948            1,896                   -0-               -0-



(1)      See "Summary Compensation Table."

(2) In-the-Money options are those options for which the fair market value of the underlying Common Stock is greater than the exercise price of the option.

(3) The value of the unexercised options is determined by multiplying the number of options held by the difference in the fair market value of the Common Stock underlying the options at the end of Fiscal 1996 (as determined by the closing price as reported by AMEX on December 31, 1996, which was $4.75 per share) and the exercise price of the options granted. Since the fair market value at the end of Fiscal 1996 was lower than the exercise price of all of the options held, none of the options listed in this table are In-the-Money.

COMPENSATION OF DIRECTORS

         Each of the Company's non-management and non-affiliated directors, Messrs. Fine and Tarrh, receives a fee of $1,000 per meeting plus out-of-pocket expenses. Messrs. Fine and Tarrh each received $2,000 in Fiscal 1996. Each of Messrs. Fine and Tarrh also received an option under the Company's 1996 Formula Stock Option Plan to purchase 15,000 shares of the Company's Common Stock at an exercise price of $5.10 per share. These options expire on June 17, 2006 and vest in 16 equal installments over a period of four years commencing July 1, 1996.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

         Effective as of July 1, 1996, the Company entered into employment and non-competition agreements (the "Agreements") with each of Eric T. Chase, Jay L. Ormsby, Albert E. Tobey, K. Andrew Bernal, Abdu Boudour and John R. Freeman. Eric T. Chase's and Jay L. Ormsby's Agreements provide for annual base salaries of $147,000 and $114,500, respectively, through June 30, 1997 and at least the same base salaries, as determined by the Company's Board of Directors or Compensation Committee, for the next two years until the Agreements expire on
June 30, 1999. Albert E. Tobey's, Abdu Boudour's and John R. Freeman's Agreements provide for annual base salaries of $110,300, $90,000 and $100,000, respectively, and expire on December 31, 1997. K. Andrew Bernal's Agreement provides for an annual base salary of $79,000 plus incentive payments of one-half (1/2) of one percent (1%), subject to reduction by the Company's Board of Directors or Compensation Committee, of all "Major Orders," which are defined as orders for systems or products of the Company other than orders for spare parts or service less than $25,000 or from Company distributors or representatives, and expires on December 31, 1997. The Agreements also provide for vacation, insurance, participation in the Company's 401(k) plan, and certain other benefits as may be determined by the Compensation Committee or the Company's Board of Directors. Each individual is entitled to receive benefits offered to the Company's employees generally. Each individual is also entitled to receive severance in the event his employment is terminated by the Company without cause (the "Severance Benefits"). The Severance Benefits are equal to the individual's current annual base salary in Eric T. Chase's and Jay L. Ormsby's Agreements and six (6) months of the individual's current annual base salary in Albert E. Tobey's, Abdu Boudour's, John R. Freeman's and K. Andrew Bernal's Agreements.

         In the event of a Change in Control in the Company, each individual will receive severance payments as provided in the Agreements. A Change in Control is defined generally as: the acquisition by an individual, entity or group of beneficial ownership of 25% or more of the outstanding shares of Common Stock; unapproved changes in the Board of Directors; tender offers to acquire any of the Common Stock; certain reorganizations, mergers or consolidations; a complete or substantial liquidation or dissolution of the Company; or the sale or disposition of all or substantially all of the assets of the Company.

         In the event of a Change in Control during the term of an Agreement or any renewal or extension thereof and provided the individual remains employed by the Company for a period of twelve months from the date of the Change in Control, the individual will receive, at the one-year anniversary of the Change in Control, a supplemental amount in a lump sum, irrespective of whether he thereafter actually terminates employment with the Company. The lump sum is equal to the individual's annual Base Salary immediately preceding the Change in Control in Eric T. Chase's and Jay L. Ormsby's Agreements and six (6) months of the individual's annual Base Salary immediately preceding the Change in Control in Albert E. Tobey's, Abdu Boudour's, John R. Freeman's and K. Andrew Bernal's Agreements. In the event of the actual termination of an individual's employment contemporaneous with or following a Change in Control, except (i) because of the individual's death, (ii) by the Company for cause or disability (as defined in the employment agreement), or (iii) by the individual other than for good reason (as defined in the employment agreement) the individual shall be entitled to receive an amount equal to 299% of the individual's annual Base Salary immediately preceding the Change in Control in Eric T. Chase's and Jay L. Ormsby's Agreements and 150% of the individual's annual Base Salary immediately preceding the Change in Control in Albert E. Tobey's, Abdu Boudour's, John R. Freeman's and K. Andrew Bernal's Agreements. Certain additional provisions also apply.

         Each Agreement also contains non-competition provisions for a period of two (2) years following termination, a confidentiality provision and an ownership provision in the Company's favor for techniques, discoveries and inventions arising during the term of employment. The Agreements provide for successive one-year renewals after the initial term.

                           PRICE RANGE OF COMMON STOCK

         The Company's Common Stock has traded on the American Stock Exchange ("AMEX") under the symbol "QCO" from October 24, 1996 to November 18, 1996 and thereafter under the symbol "OPC."

         As of April 22, 1997, there were approximately nine (9) record holders of the Company's Common Stock. Management believes there are approximately 787 beneficial holders of the Company's Common Stock.

         For the periods indicated, the following table sets forth the range of high and low sale prices for the Common Stock as reported by AMEX from October 24, 1996 through April 22, 1997.

                                                                Sale
                                                                ----
                                                           High       Low

     1996
     Fourth Quarter (commencing October 24, 1996)          $6 1/2     $4 3/4

     1997
     First Quarter                                         $5 7/8     $3 3/4
     Second Quarter (through April 22, 1997)               $3 3/4     $3




                                    DIVIDENDS

         The Company has not paid dividends on its Common Stock since its inception and does not anticipate paying any cash dividends on its Common Stock in the foreseeable future. The Company currently intends to reinvest earnings, if any, in the development and expansion of its business. Any future determination with respect to the payments of dividends will be subject to the discretion of the Company's Board of Directors and will depend upon the earnings, capital requirements, and financial positions of the Company, general economic conditions, and other pertinent factors. In addition, the Company's agreement with its primary bank lender prohibits the payment of dividends without the bank's prior written consent.

                                 PROPOSAL NO. 2

                 ACCOUNTING MATTERS AND RATIFICATION OF AUDITORS

         The persons named in the enclosed proxy will vote to ratify the selection of Arthur Andersen LLP as auditors for the fiscal year ending December 31, 1997 unless otherwise directed by the stockholders. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting of stockholders, and will have the opportunity to make a statement and answer questions from stockholders if he or she so desires.

                            VOTING AT ANNUAL MEETING

         The Board of Directors has fixed Wednesday, April 22, 1997, as the record date for the determination of Stockholders entitled to vote at this Annual Meeting. At the close of business on that date, there were outstanding and entitled to vote 3,242,500 shares of Common Stock.

                             SOLICITATION OF PROXIES

         The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, officers and employees of the Company may solicit in person or by telephone. The Company may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

                               REVOCATION OF PROXY

         Subject to the terms and conditions set forth herein, all proxies received by the Company will be effective, notwithstanding any transfer of the shares to which such proxies relate, unless prior to the Annual Meeting the Company receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of such shares. The Notice of Revocation must indicate the certificate number or numbers of the shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

                              STOCKHOLDER PROPOSALS

         In order to be included in proxy material for the 1998 Annual Meeting, tentatively scheduled for June 9, 1998, stockholders' proposed resolutions must be received by the Company on or before April 13, 1998, but not earlier than March 12, 1998. The Company suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Company.

                                  ANNUAL REPORT

         THE COMPANY IS PROVIDING TO EACH STOCKHOLDER, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT, INCLUDING THE FINANCIAL STATEMENTS FOR THE COMPANY'S MOST RECENT FISCAL YEAR ENDED DECEMBER 31, 1996.

                                  MISCELLANEOUS

         Management does not know of any other matters which may come before this Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                                             By Order of the Board of Directors



                                             K. Andrew Bernal
                                             Secretary

Burlington, Massachusetts
April 29, 1997


         MANAGEMENT HOPES THAT THE STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                 QC OPTICS, INC.

        PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 10, 1997

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         THE UNDERSIGNED hereby appoints Eric T. Chase as Proxy to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of QC OPTICS, INC. (the "Company") to be held at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts 01730 on Tuesday, June 10, 1997 at 10:00 a.m., and at any adjournment or adjournments thereof. The undersigned hereby directs the said Eric T. Chase to vote in accordance with his judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of the Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned:

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE DIRECTOR AND FOR PROPOSAL 2.

(1) To elect Charles H. Fine as a Class III Director of the Board of Directors of the Company for a term of three (3) years.
                       [ ] FOR   [ ] AGAINST  [ ] WITHHOLD AUTHORITY FOR NOMINEE

(2)      To ratify and confirm the selection of Arthur Andersen
         LLP as independent auditors for the Company for the fiscal year ending December 31, 1997.
                       [ ] FOR   [ ] AGAINST  [ ] ABSTAIN

               MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1 and 2.







(3) IN THE COMPANY'S DISCRETION TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR AND IN FAVOR OF THE ITEMS SET FORTH ABOVE UNLESS A CONTRARY SPECIFICATION IS MADE.

                (Continued, and to be signed on the other side)










                           (Continued from other side)

         PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                               Dated:_____________________, 1997



                                               ------------------------------
                                                         Signature



                                               ------------------------------
                                                 Signature if held jointly



                                               ------------------------------
                                                        Printed Name



                                               ------------------------------
                                                          Address

                                               Note:  Please sign above the word
                                               "signature"  exactly  as the name
                                               appears on the stock certificate.
                                               When  shares  are  held by  joint
                                               tenants,  both should sign.  When
                                               signing  as  attorney,  executor,
                                               administrator,     trustee     or
                                               guardian,  please give full title
                                               as such.  If the person  named on
                                               the stock  certificate  has died,
                                               please  submit  evidence  of your
                                               authority.   If  a   corporation,
                                               please  sign  in  full  corporate
                                               name   by   the    President   or
                                               authorized  officer and  indicate
                                               the   signer's   office.   If   a
                                               partnership,  please  sign in the
                                               partnership  name  by  authorized
                                               person.